Exhibit 10.6

Rules of the Itron, Inc.
Amended and Restated 2010 Stock Incentive Plan
for the Grant of Restricted Stock Units
to Participants in France
1.    Introduction.
(a)    The board of directors (the “Board”) of Itron, Inc. (the “Company”) has established the Itron, Inc. Amended and Restated 2010 Stock Incentive Plan, as amended from time to time (the “U.S. Plan”) for the benefit of certain eligible persons, including employees of the Company and its Related Corporations (as defined in the U.S. Plan), including its Related Corporations in France of which the Company holds directly or indirectly at least 10% of the share capital (each a “French Entity” and collectively the “French Entities”).
(b)    Sections 3.2 and 18.7 of the U.S. Plan specifically authorize the Plan Administrator (which, as defined in the U.S. Plan, is the Board and/or a committee appointed by the Board) to determine all terms, conditions, restrictions and limitations, if any, of an award granted under the U.S. Plan and the terms of any instrument that evidences the award, and to adopt such modifications, procedures and sub-plans as may be necessary or desirable to ensure the viability of the benefits from awards granted to participants in foreign countries and to meet the objectives of the U.S. Plan. The Plan Administrator has determined that it is advisable to establish a sub-plan for the purpose of permitting restricted stock units granted to eligible persons to qualify for the favorable tax and social security treatment available for such grants in France. The Plan Administrator, therefore, intends to establish a sub-plan of the U.S. Plan for the purpose of granting restricted stock units that qualify for the favorable tax and social security treatment in France applicable to shares granted for no consideration under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended (“French-qualified Restricted Stock Units”), to qualifying participants who are resident in France for French tax purposes and/or subject to the French social security regime (the “French Participants”).
The terms of the U.S. Plan applicable to restricted stock units, as set out in Appendix 1 hereto, shall, subject to the modifications in the following rules, constitute the Rules of the Itron, Inc. Amended and Restated 2010 Stock Incentive Plan for the Grant of Restricted Stock Units to Participants in France (the “French RSU Plan”).
Under the French RSU Plan, qualifying employees will be granted Restricted Stock Units only as defined in Section 2 hereunder. The provisions of the U.S. Plan permitting the grant of Options, Stock Appreciation Rights, Unrestricted Stock, Restricted Stock, Performance Shares, and Performance Units are not applicable to grants made under the French RSU Plan.

2.    Definitions.
Any capitalized term used in this French RSU Plan without definition shall have the meaning ascribed to such term in the U.S. Plan.
The terms set forth below shall have the following meanings:
(a)    The term “Closed Period” is defined in Section L. 225-197-1 of the French Commercial Code, as amended, as:
(i)    Ten quotation days preceding and following the disclosure to the public of the consolidated financial statements or the annual statements of the Company; or
(ii)    Any period during which the corporate management of the Company possesses material information which could, if disclosed to the public, significantly impact the quotation of the Shares, until ten quotation days after the day such information is disclosed to the public.
If the French Commercial Code is amended after adoption of this French RSU Plan to modify the definition and/or the applicability of the Closed Periods to French-qualified Restricted Stock Units, such amendments shall become applicable to any French-qualified Restricted Stock Units granted under this French Plan, to the extent required by French law.
(b)    The term “Date of Grant” shall be the date on which the Plan Administrator both:
(i)    designates the French Participant; and
(ii)    specifies the terms and conditions of the Restricted Stock Units, including the number of Shares to be issued at a future date (or the method by which the number of Shares to be issued at a future date is to be determined), the conditions for the vesting of the Restricted Stock Units, and the conditions for the issuance of the Shares underlying the Restricted Stock Units by the Company, if any, and the conditions for the transferability of the Shares once issued, if any.
(c)    The term “Disability” means disability as defined under categories 2 and 3 of Section L. 341-1 of the French Social Security Code and subject to the fulfillment of related conditions.
(d)    The term “Restricted Stock Unit” shall mean a promise by the Company to issue to a French Participant, at a future date, for no cash consideration, one Share for each Restricted Stock Unit granted to a French Participant, provided the French Participant remains employed by the French Entity or the Company, and for which any dividend and voting rights are attached only upon the issuance of the Shares at the time of vesting of the Restricted Stock Units.
(e)    The term “Shares” means shares of common stock of the Company, no par value;
(f)    The term “Vesting Date” shall mean the relevant date on which Restricted Stock Units are vested, as specified by the Plan Administrator, and the French Participants are entitled to receive the Shares of the Company underlying the Restricted Stock Units. To qualify for the French favorable tax and social security regime, such Vesting Date shall not occur prior to the second anniversary of the Date of Grant, or such other period as is required to comply with the minimum mandatory vesting period applicable to French-qualified Restricted Stock Units under Section L. 225-197-1 of the French Commercial Code, as amended, or the relevant sections of the French Tax Code or the French Social Security Code, as amended, to benefit from the favorable tax and social security regime and provided any additional conditions for the vesting that may be provided for in the Restricted Stock Unit Award Notice and Award Agreement are satisfied.

3.    Eligibility to Participate.
(a)    Notwithstanding any other term of this French RSU Plan, Restricted Stock Units may be granted only to French Participants who hold less than ten percent (10%) of the outstanding Shares of the Company (including unvested Restricted Stock Units) and who otherwise satisfy the eligibility conditions of Section 5 of the U.S. Plan.
(b)    Subject to Section 3(c) below, the following persons shall be eligible to receive, at the discretion of the Plan Administrator, Restricted Stock Units under this French RSU Plan, provided he or she also satisfies the eligibility conditions of Section 5 of the U.S. Plan:

(i)
any French Participant who, on the Date of Grant and to the extent required under French law, is (A) employed under the terms and conditions of an employment contract (“contrat de travail”) by a French Entity, or (B) a managing corporate officer (as described in 3(c) below) of a French Entity, and

(ii)
to the extent permissible under French tax and social security laws, including guidelines and specific tax or social security rulings issued by French tax and social security authorities, any individual who is otherwise employed by the Company or a Subsidiary even if the individual is not French tax resident and/or subject to French social contribution regime at the Date of Grant and such an individual shall be considered, to the extent applicable (as determined by the Administrator in its sole discretion), as a French Participant for purposes of this French RSU Plan.

(c)    Restricted Stock Units may not be issued to corporate officers of French Entities, other than the managing corporate officers (i.e., “mandataires sociaux,” Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions) unless the corporate officer is an employee of a French Entity, as defined by French law.
4.    Conditions of the Restricted Stock Units.
(a)    Vesting of Restricted Stock Units. Restricted Stock Units will not vest prior to the second anniversary of the Date of Grant in accordance with the Vesting Date defined under Section 2(f) above and provided any additional conditions for the vesting that may be provided for in the Restricted Stock Unit Award Notice and Award Agreement are satisfied. However, notwithstanding the foregoing, (i) in the event of the death of a French Participant, all of his or her outstanding Restricted Stock Units shall become vested under the conditions set forth in Section 5 of this French RSU Plan and (ii) in the event of Disability of a French Participant, the Restricted Stock Units may vest prior to the second anniversary of the Date of Grant under the conditions set forth in Section 5 of this French RSU Plan.
(b)    Transfer of Shares. The sale or transfer of the Shares issued pursuant to the Restricted Stock Units held by the French Participants shall not occur prior to the relevant anniversary of the Vesting Date specified by the Plan Administrator and in no case prior to the second anniversary of the Vesting Date, or such other period as is required to comply with the minimum mandatory holding period applicable to shares underlying French-qualified Restricted Stock Units under Section L. 225-197-1 of the French Commercial Code, as amended, or under the relevant sections of the French Tax Code or the French Social Security Code, as amended, to benefit from the favorable tax and social security regime. This holding period applies even after the French Participant is no longer an employee or corporate officer of a French Entity, except as provided for in Section 5 of this French RSU Plan.
In addition, the Shares may not be sold or transferred during certain Closed Periods as provided for by Section L. 225-197-1 of the French Commercial Code, as amended, and as interpreted by the French administrative guideline, to the extent Closed Periods are applicable to Shares underlying French-qualified Restricted Stock Units.
To the extent required for French-qualified Restricted Stock Units, the Plan Administrator may specify a specific holding period for the Shares underlying the French-qualified Restricted Stock Units with respect to French Participants who qualify as managing corporate officers under French law (“mandataires sociaux”), as defined under Section 3(c) of this French RSU Plan, or who have a comparable position in any other company within the Company group.
(c)    French Participant’s Account. The Shares issued to a French Participant shall be recorded in the name of the French Participant in an account with the Company or a broker, or in such other manner as the Company may otherwise determine, to ensure compliance with applicable restrictions and holding periods provided under French law.
5.    Death and Disability.
If a French Participant’s service to the Company or any Related Corporation terminates by reason of his or her death, the Restricted Stock Units held by the French Participant at the time of death become transferable to the French Participant’s heirs. The Company shall issue the Shares underlying the Restricted Stock Units to the French Participant’s heirs, at the heirs’ request, if such request occurs within six (6) months following the death of the French Participant and pursuant to the conditions provided for in the Restricted Stock Unit Award Notice and Award Agreement. If the French Participant’s heirs do not request the issuance of the Shares underlying the Restricted Stock Units within six (6) months following the French Participant’s death, the Restricted Stock Units will be forfeited.
The French Participant’s heirs are not subject to the restrictions on the sale of Shares set forth in Section 4(b) of this French RSU Plan.
If a French Participant’s service to the Company or any Related Corporation terminates by reason of his or her Disability (and such Disability meets the definition of Disability in both this French RSU Plan and the U.S. Plan), the Restricted Stock Units may become fully vested and the

Company may issue the underlying Shares to the French Participant, if such provisions are included in the terms and conditions of the Award Agreement delivered to the French Participant.
In the case of Disability of a French Participant, the French Participant is no longer subject to the restrictions on the sale of Shares set forth in Section 4(b) of this French RSU Plan.
6.    Adjustments upon Changes in Capital Structure.
In the event of a change in the Company’s corporate or capital structure or a Change in Control Transaction as set forth in Section 16 of the U.S. Plan, adjustment to the terms and conditions of the French-qualified Restricted Stock Units or underlying Shares may be made only in accordance with the U.S. Plan and pursuant to applicable French legal and tax rules. Nevertheless, the Plan Administrator, at its discretion, may decide to make adjustments in the case of a transaction for which adjustments are not authorized under French law, in which case, the Restricted Stock Units may no longer qualify as French-qualified Restricted Stock Units and the favorable tax and social security treatment may be lost.
Assumption or substitution of the Restricted Stock Units in the case of a Change in Control Transaction as well as an acceleration of vesting or the holding period or any other mechanism implemented upon a Change in Control Transaction, or in any other event, may result in the Restricted Stock Units no longer being eligible for the favorable French tax and social security treatment.
7.    Disqualification of Restricted Stock Units.
If the Restricted Stock Units are otherwise modified or adjusted in a manner in keeping with the terms of the U.S. Plan or as mandated as a matter of law or by decision of the Company’s shareholders, the Board, or the Plan Administrator and the modification or adjustment is contrary to the terms and conditions of this French RSU Plan, the Restricted Stock Units may no longer qualify as French-qualified Restricted Stock Units.
If the Restricted Stock Units no longer qualify as French-qualified Restricted Stock Units, the Plan Administrator may, provided it is authorized to do so under the U.S. Plan, and in its sole discretion, determine to lift, shorten or terminate certain restrictions applicable to the vesting of the Restricted Stock Units or the sale of the Shares underlying the Restricted Stock Units which may have been imposed under this French RSU Plan or in the Restricted Stock Unit Award Notice and/or Award Agreement delivered to the French Participant.
8.    Interpretation.
It is intended that the Restricted Stock Units granted under this French RSU Plan shall qualify for the favorable tax and social security treatment applicable to shares granted for no consideration under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax and social security laws, but no undertaking is made to maintain such status.
The terms of the French RSU Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws, as well as the French tax and social security administrations and the relevant guidelines released by the French tax and social security authorities and subject to the fulfillment of any applicable legal, tax and reporting obligations, if applicable.
9.    Employment Rights.
The adoption of this French RSU Plan shall not confer upon the French Participants or any employees of a French Entity, any employment rights and shall not be construed as a part of any employment contracts that a French Entity has with its employees.
10.    Non-Transferability.
Notwithstanding any provision in the U.S. Plan to the contrary and, except in the case of death, the Restricted Stock Units shall not be transferred to any third party other than the Participant’s heirs, and Shares shall be issued only to the French Participant during his or her lifetime.
11.    Amendments.
Subject to the terms of the U.S. Plan, the Plan Administrator reserves the right to amend or terminate the French RSU Plan at any time.
12.    Number of Shares Granted and Shareholder Approval.
The U.S. Plan, including the share limitations set forth in Section 4 of the U.S. Plan, has been approved by the Company’s shareholders for grants to eligible persons, including French Participants, and such approval is intended to meet the requirements of Section L. 225-197-1 of the French Commercial Code, to the extent applicable to grants made by the Company.
13.    Effective Date.
The French RSU Plan is effective as of May 1, 2014.

Appendix 1

The Amended and Restated 2010 Stock Incentive Plan was filed as Appendix A to Itron, Inc's Proxy Statement for the 2014 Annual Meeting of Shareholders, filed on March 13, 2014.